Kramer, Levin, Naftalis & Frankel
                      9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022   3852
                            (212) 715   9100
                                                        FAX

                                                        (212) 715-8000
                                                        _____

                                                        WRITER'S DIRECT NUMBER

                                                        (212) 715-9259
                              February 24, 1997




Lexington Management Corporation
Park 80 West Plaza Two
Saddle Brook, New Jersey  07662

          Re:  Lexington Corporate Leaders Trust Fund
               Registration No. 2-10694

               Gentlemen:

          Lexington Management Corporation, a Delaware corporation ("LMC"), has filed with the Securities and Exchange Commission under the Investment Company Act of 1940 a Registration Statement, as amended, on Form N-8B-2 registering Lexington Corporate Leaders Trust Fund as a unit investment trust of which LMC is the Sponsor. LMC has also filed with the Securities and Exchange Commission under the Securities Act of 1933 a Registration Statement on Form S-6, as amended (Registration No. 2-10694), covering the registration of Lexington Corporate Leaders Trust Fund (the "Registration Statements"). We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, an indefinite dollar amount of units of participation of Lexington Corporate Leaders Trust Fund (the "Units") have been registered under the Securities Act of 1933. We further understand that LMC is filing with the Securities and Exchange Commission a Notice making definite the Units sold in reliance upon Rule 24f-2 during the year ended December 31, 1996.

          We have examined the Registration Statements, the form of Certificate evidencing participations for Lexington Corporate Leaders Trust Fund and the form of the Amended and Restated Trust Indenture (the "Indenture") between LMC and State Street Bank and Trust Company (the "Trustee") under the terms of the Units are issued. We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to the original documents of all copies submitted.

          We are members only of the New York Bar and do not purport to be experts on the laws of any other state.

          Based upon the foregoing, we are of the opinion that the Units have been duly and validly authorized and, assuming that the Units have been issued and sold in accordance with the Indenture and Registration Statements, the Units that the Rule 24f-2 Notice attached hereto makes definite in number were legally issued, fully paid and non-assessable.

          We consent to the filing of this opinion with the Rule 24f-2 Notice attached hereto.


                                   Very truly yours,

                                   /s/ Kramer, Levin, Naftalis & Frankel